UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 26, 2006

Date of Report (Date of earliest event reported)

Avantogen Oncology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	33-55254-28	87-0438641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2121 Avenue of the Stars, #2550, Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

(310) 553-5533

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K of registrant filed with the Securities and Exchange Commission on June 2, 2006, which reported under Item 2.01 the consummation of the acquisition from Avantogen Limited of the 50% interest in Resistys, Inc. not already owned by registrant, together with $1.1 million in cash, in exchange for 32 million shares of registrant’s common stock. This amendment is filed to provide the financial statements and pro forma financial information required by Item 9.01.

Item 9.01.	Financial Statements and Exhibits.

Listed below are the financial statements and pro forma financial information filed as a part of this report:

(a) Financial Statements of Businesses Acquired

Audited financial statements of Resistys, Inc. (A Development Stage Company) as of December 31, 2004 and 2005 and for the period from August 30, 2004 (Inception) to December 31, 2004, for the year ended December 31, 2005, and for the period from August 30, 2004 (Inception) to December 31, 2005.

(b) Pro Forma Financial Information

Pro forma financial information of Registrant showing the effects of the acquisition of Resistys, Inc. for the twelve months ended December 31, 2005, and for the period from August 30, 2004 (Inception) to December 31, 2004, for the year ended December 31, 2005 and for the period from August 30, 2004 (Inception) to December 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avantogen Oncology, Inc.

By:	/s/ Christopher Nowers
Christopher Nowers
Chief Executive Officer

Date: August 11, 2006

RESISTYS, INC. (A Development Stage Company)

Financial Statements

Audited Financial Statements:

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheets – December 31, 2004 and 2005	F-2

Statements of Operations for the Period from August 30, 2004 (Inception) to December 31, 2004, For the Year Ended December 31, 2005, and For the Period from August 30, 2004 (Inception) to December 31, 2005

F-3

Statements of Stockholders’ Deficit For the Period from August 30, 2004 (Inception) to December 31, 2004 and for the Year Ended December 31, 2005	F-4

Statements of Cash Flows for the Period from August 30, 2004 (Inception) to December 31, 2004, For the Year Ended December 31, 2005, and For the Period from August 30, 2004 (Inception) to December 31, 2005

F-5

Notes to Financial Statements	F-6 – F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Avantogen Oncology, Inc.

Los Angeles, California

We have audited the balance sheets of Resistys, Inc. (the “Company”) as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ deficit and cash flows for the period from August 30, 2004 (inception) to December 31, 2004, for the year ended December 31, 2005, and for the period from August 30, 2004 (inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Resistys, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the period from August 30, 2004 (inception) to December 31, 2004, for the year ended December 31, 2005, and for the period from August 30, 2004 (inception) to December 31, 2005, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and its total liabilities exceed its total assets. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California

August 3, 2006

RESISTYS, INC.

(A Development Stage Company)

Balance Sheets

December 31, 2004 and 2005

	2004	2005
ASSETS
Cash	$13,273	$16,903
Prepaid expenses	—	101,216

Total current assets	13,273	118,119

Prepaid expenses—long term	101,216	—

Total assets	$114,489	$118,119

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued liabilities	$182,691	$599,975
Loans from stockholders	332,277	2,107,910

Total current liabilities	514,968	2,707,885

COMMITMENTS
STOCKHOLDERS’ DEFICIT
Common stock - $.01 par, 2,000 shares authorized, 2,000 shares issued and outstanding	20	20
Additional paid in capital	734,980	734,980
Deficit accumulated during the development stage	(1,135,479)	(3,324,766)

Total stockholders’ deficit	(400,479)	(2,589,766)

Total liabilities and stockholders’ deficit	$114,489	$118,119

The accompanying notes are an integral part of these financial statements.

RESISTYS, INC.

(A Development Stage Company)

Statements of Operations

For the Period from August 30, 2004 (Inception) to December 31, 2004, For the Year Ended December 31, 2005, and For the Period from August 30, 2004 (Inception) to December 31, 2005

	Period from August 30, 2004 (Inception) to December 31, 2004	For the Year Ended December 31, 2005	Period From August 30, 2004 (Inception) to December 31, 2005
Research and development	$881,291	$1,908,635	$2,789,926
General and administrative	253,228	278,652	531,880

Loss from operations	1,134,519	2,187,287	3,321,806
Other expenses	100	1,034	1,134

Loss before provision for income taxes	1,134,619	2,188,321	3,322,940
Provision for income taxes	860	966	1,826

Net loss	$1,135,479	$2,189,287	$3,324,766

The accompanying notes are an integral part of these financial statements.

RESISTYS, INC.

(A Development Stage Company)

Statements of Stockholders’ Deficit

For the Period from August 30, 2004 (Inception) to December 31, 2004 and For the Year Ended December 31, 2005

	Shares	Common Stock	Additional Paid In Capital	Deficit Accumulated During the Development Stage	Total
Balance, August 30, 2004 (Inception)	—	$—	$—	$—	$—
Contributed capital by Avantogen Limited. - Licensing Agreement (see Note 1)	—	—	535,000	—	535,000
Issuance of common stock for cash in December 2004 - Avantogen Limited	1,000	10	99,990	—	100,000
Issuance of common stock for cash in December 2004 - Bioaccelerate Holdings, Inc.	1,000	10	99,990	—	100,000
Net loss	—	—	—	(1,135,479)	(1,135,479)

Balance, December 31, 2004	2,000	20	734,980	(1,135,479)	(400,479)
Net loss	—	—	—	(2,189,287)	(2,189,287)

Balance, December 31, 2005	2,000	$20	$734,980	$(3,324,766)	$(2,589,766)

The accompanying notes are an integral part of these audited financial statements.

RESISTYS, INC.

(A Development Stage Company)

Statements of Cash Flows

For the Period from August 30, 2004 (Inception) to December 31, 2004, For the Year Ended December 31, 2005, and For the

Period from August 30, 2004 (Inception) to December 31, 2005

	For the Period from August 30, 2004 (Inception) to December 31, 2004	For the Year Ended December 31, 2005	For the Period from August 30, 2004 (Inception) to December 31, 2005
Cash flows from operating activities:
Net loss	$(1,135,479)	$(2,189,287)	$(3,324,766)
Adjustments to reconcile net loss to cash used in operating activities:
Contributed capital expensed as in-process research and development	535,000	—	535,000
Changes in assets and liabilities
(Decrease) in prepaid expenses	(101,216)	—	(101,216)
Increase in accounts payable and accrued liabilities	182,691	417,284	599,975

Net cash used in operating activities	519,004	(1,772,003)	(2,291,007)

Cash flows from financing activities
Proceeds from sale of common stock	200,000	—	200,000
Proceeds from loans from stockholders	332,277	1,775,633	2,107,910

Net cash provided by financing activities	532,277	1,775,633	2,307,910

Net increase in cash	13,273	3,630	16,903
Cash, beginning of period	—	13,273	—

Cash, end of period	$13,273	$16,903	$16,903

Supplement cash flow information:
Cash paid for interest expense	$100	$1,034	$1,134
Cash paid for income taxes	$—	$966	$966

The accompanying notes are an integral part of these financial statements.

Notes to Financial Statements

December 31, 2005

1. Organization and Significant Accounting Policies

Organization

Resistys, Inc. (the “Company” or “Resistys”) is a drug research and development company. The Company’s cancer treatment product under development is a Chemo-Resistance Inhibitor known as RP101. Resistys outsources with third party laboratories its requirements for research, pre-clinical studies and clinical developments. The Company is located in Los Angeles, California.

Resistys, a Delaware corporation, was formed on August 30, 2004 as a wholly-owned subsidiary of Avantogen Limited for the principal purpose of entering into a License Agreement (the “License Agreement”) with RESprotect GmbH (“RESprotect”). Avantogen Limited (“Avantogen Limited”), formerly Australian Cancer Technology Ltd, is a biotechnology company traded on the Australian Stock Exchange under the symbol “ACU”. The License Agreement signed on September 13, 2004 allows the Company to engage in research, development, marketing and sale of RP101 ((E)-5-(2-bromovingl-)2’-deoxyuridine – also know as BVDU) in the United States and Canada. On October 5, 2004, Bioaccelerate Holdings, Inc. (“Bioaccelerate”) and Avantogen Limited entered into a joint venture agreement to co-develop RP101 and share license agreement rights with each controlling 50% of Resistys. On January 17, 2005 Bioaccelerate assigned 100% of its shares in Resistys to a wholly-owned subsidiary, Cynat Oncology Limited (“Cynat”). Bioaccelerate transferred 100% of the capital stock of Cynat to Innovate Oncology, Inc., now known as Avantogen Oncology, Inc., (“Innovate”) on March 16, 2005. As a result, Innovate owned 50% of Resistys subsequent to that date. In 2006, Avantogen Limited and Bioaccelerate entered into a Share Exchange Agreement whereby Avantogen Limited transferred to Innovate its 50% share in Resistys and $1,100,000 in exchange for 32 million shares (or 54.2%) of Innovate. As a result, Avantogen Limited owns 54.2% of Resistys subsequent to that date. Bioaccelerate, now known as Gardant, Inc, owns the remaining shares.

The Licensing Agreement is for 25 years, subject to certain early termination provisions. Pursuant to the license terms, Resistys shall compensate RESprotect after the achievement of the following milestones:

Initiation of Phase II Trial by Resistys in the Territory or outside the Territory	€1 million
Upon filing by Resistys with the FDA of a New Drug or abbreviated New Drug Application for the registration of the Licensed Product and acceptance of such Application by the FDA	€2 million
Upon FDA approval of the Licensed Product	€5 million
Upon achieving cumulative Market Sales of the Licensed Product in the Territory of $100 million	€3 million

Milestone payments are non-refundable and non-recoupable. The Company believes that the milestones for Phase II will be achieved in 2006. The milestones for FDA filing and FDA approval are not expected until at least 2010 and 2011, respectively. Additionally, the Company is required to pay royalties ranging from 2% to 16% of future net revenues from the sale of RP101.

When entering into the Licensing Agreement, Avantogen Limited paid RESprotect €2 million for a 10% minority interest in RESprotect. Of the amount paid, Avantogen Limited management determined that $535,000 was attributable to the Licensing Agreement. This amount has been recorded as a capital contribution by the Company and expensed in 2004 as in-process research and development.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. As of December 31, 2005, the Company had $16,903 of cash and no other material assets, nor did it have an established source of revenues sufficient to cover its operating costs. During 2005 and from August 30, 2004 (Inception) to December 31, 2005, the Company used cash in operations totaling $1,772,003 and $2,291,007, respectively. From inception through the end of fiscal 2005, stockholders provided funding in the amount of $2,307,910. As of December 31, 2005, Resistys had accumulated a net deficit during the development stage of $3,324,766. The Company is entirely dependent on its parent for its capital requirements. The Company’s future capital requirements will depend upon numerous factors including, but not limited to, continued progress in developing its products, market penetration and profitable operations from the sale of its products, if successfully developed. These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a going concern. While members of the parent’s management have been successful in raising capital for other ventures in the past, and plan to raise equity capital to fund its ongoing operations, there can be no assurance that these plans will be achieved in sufficient amounts, on acceptable terms, in timely fashion or at all. On May 26, 2006 the Company’s parent received $1,100,000 from Avantogen – see Note 5.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Concentrations of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company has certain euro dollar denominated commitments with Hesperion which are disclosed in Note 3.

Research and Development

Costs and expenses that can be clearly identified as research and development are charged to expense as incurred in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 2, “Accounting for Research and Development Costs.”

Fair Value of Financial Instruments

The fair value of cash, prepaid expenses, accounts payable and accrued liabilities approximates their carrying values due to the short-term nature of these financial instruments. Loans received from stockholders do not bear interest; consequently, they are not reflective of fair value. The Company does not have material financial instruments with off-balance sheet risk.

Income Taxes

Income taxes are recorded in accordance with SFAS No. 109, “Accounting for Income Taxes”. This statement requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company’s assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

The Company is subject to income taxes in the United States. No tax benefit has been reported in the financial statements because the Company believes there is a 50% or greater chance the net loss carry-forwards will expire unused.

2. Related Party Transactions

During fiscal 2004, the Company received loans from Avantogen Limited and Bioaccelerate in the aggregate of $182,277 and $150,000, respectively. In fiscal 2005, Resistys received additional loans from the same related parties totaling $1,263,633 and $512,000, respectively. As of December 31, 2005, amounts due the stockholders totaled $2,107,910.

During 2004, the Company entered into a Licensing Agreement valued at $535,000 which was paid for by Avantogen Limited. The value of the licensing agreement was accounted for as contributed capital by the Company and expensed as other assets research and development expense in 2004 – see Note 1.

3. Commitments

The Company is required to make certain milestone and royalty payments under the Licensing Agreement (see Note 1). Additionally, the Company signed a service agreement with Hesperion Ltd. on October 18, 2004. This agreement entrusted Hesperion in the execution of a clinical study defined as “Phase I Study of RP101 with Pancreas Cancer.” Pursuant to a Change of Scope (“COS”) addendum dated December 6, 2005, the Company has committed to use Hesperion’s research and development services aggregating to approximately $360,000 during 2006.

4. Income Taxes

Temporary differences that give rise to deferred tax assets as of December 31, 2004 and 2005 are approximately as follows:

	2004	2005
Net operating loss carryforwards not recognized for book purposes	$243,933	$1,130,230
Licensing Agreement not expensed for tax purposes	208,378	194,170

Long-term deferred tax assets	452,311	1,324,400
Less: valuation allowance	(452,311)	(1,324,400)

Net deferred tax assets	$—	$—

For all periods presented, the provision for income taxes includes current tax expense only. There is no deferred tax expense provision. The current provision for income taxes is comprised of the state income tax provision only.

Differences between the provision for income taxes in the accompanying financial statements and the income tax expense computed at the federal rate of 34% are from (i) deferred tax assets net recognized for book purposes and (ii) state taxes net of federal benefit (5.83%).

The Company had net operating loss carry forwards for federal and state income tax reporting purposes of $612,368 as of December 31, 2004 and $2,837,322 as of December 31, 2005 that may be offset against future taxable income. Federal and state net operating loss carry forwards expire in 2014 and 2024, respectively. No tax benefit has been reported in the financial statements because the Company believes there is a 50% or greater chance the net operating loss carry-forwards will expire unused. Accordingly, the potential tax benefit of $243,933 in 2004 and $1,130,230 in 2005 from the net operating loss carry-forward is offset by a valuation allowance of the same amount.

5. Subsequent Event

On May 26, 2006, Avantogen Limited and Bioaccelerate entered into a Share Exchange Agreement whereby Avantogen Limited transferred to Innovate its 50% share in Resistys and $1,100,000 in exchange for 32 million shares (or 54.2%) of Innovate. As a result, Avantogen Limited owns 54.2% of Resistys subsequent to that date.

Item 9.01(b)

AVANTOGEN ONCOLOGY, INC.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

On May 26, 2006, registrant consummated the acquisition (the “Acquisition”) from Avantogen Limited (“Avantogen”) of the 50% interest in Resistys, Inc. not already owned by registrant, together with $1.1 million in cash, in exchange for 32 million shares of registrant’s common stock, par value $0.001 per share, (the “Common Stock”), resulting in Avantogen Limited owning approximately 54.24% of the outstanding Common Stock of registrant on a fully diluted basis after the closing of the Acquisition.

The following unaudited pro forma consolidated condensed financial statements have been prepared based on the historical consolidated financial statements of registrant after giving effect to the acquisition of the 50% interest in Resistys, Inc. together with $1.1 million in cash and the assumptions and adjustments described in the accompanying notes to these unaudited pro forma consolidated condensed financial statements. Because of the Acquisition, the registrant will consolidate the operating results of Resistys, Inc. starting May 26, 2006. However, the acquisition-purchase adjustment is being accounted from the perspective that Avantogen Limited was the acquirer of registrant’s net assets in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations,” and Emerging Issues Task Force Issue 98-03, “Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets of a Business.”

The unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 2005 gives effect to the acquisition of the 50% interest in Resistys, Inc. and the related acquisition-purchase adjustment as if it had occurred at the beginning of the year and has been derived from:

•	the audited historical consolidated statement of operations of Innovate Oncology, Inc. for the year ended December 31, 2005; and

•	the audited historical statement of operations of Resistys, Inc. for the year ended December 31, 2005.

The registrant is not providing an unaudited pro forma condensed balance sheet as of March 31, 2006 because this 8-K/A filing is being filed concurrently with the registrant’s-10QSB filing for the quarter ended June 30, 2006. The Acquisition has been accounted for as of June 30, 2006 and the effects included in the actual financial position of the registrant as of that date.

Because these unaudited pro forma consolidated condensed financial statements have been prepared based on preliminary estimates of fair values attributable to the Acquisition, the actual amounts recorded for the Acquisition may differ from the information presented in these unaudited pro forma consolidated condensed financial statements. The total purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed based on management’s preliminary estimates of fair value. Management is still in the process of evaluating the assets acquired and liabilities assumed. The allocations made are subject to change pending a final analysis of the fair value of the assets acquired and liabilities assumed, which could result in material changes from the information presented. The pro forma consolidated condensed balance sheet does not purport to be indicative of the financial position that would have resulted had the transaction taken place on December 31, 2005.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the Acquisition had occurred at the beginning of the periods presented, nor is it indicative of future operating results. The unaudited pro forma consolidated condensed financial statements do not reflect any operating efficiencies and cost savings that we may achieve with respect to the consolidated companies. The pro forma information should be read in conjunction with the accompanying notes thereto, and in conjunction with the historical consolidated financial statements and accompanying notes of registrant included in its annual reports on Form 10-KSB and quarterly reports on Form 10-QSB. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable.

Avantogen Oncology, Inc. and Subsidiary

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2005

	Avantogen Oncology, Inc.	Resistys, Inc.	Adjustments		Pro Forma Combined
	Historical	Historical			(Unaudited)
Research and development	$3,001,943	$1,908,635	$4,141	(A)	$4,914,719
General and administrative	1,869,278	278,652	12,500	(B)	2,160,430

Loss from operations	(4,871,221)	(2,187,287)	(16,641)		(7,075,149)
Other expenses	143,285	1,034	(143,285	)(C)	1,034

Loss before provision for income taxes	(5,014,506)	(2,188,321)	126,644		(7,076,183)
Provision for income taxes	—	966	—		966

Net Loss	$(5,014,506)	$(2,189,287)	$126,644		$(7,077,149)

Basic and diluted loss per share	$(0.28)				$(0.12)
Basic and diluted weighted shares outstanding	17,998,000		40,821,758	(D)	58,819,758

Note 1. Basis of Pro Forma Presentation

The pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

Because these unaudited pro forma condensed consolidated financial statements have been prepared based on preliminary estimates of fair values attributable to the Acquisition, the actual amounts recorded for the Acquisition may differ from the information presented in these unaudited pro forma condensed consolidated financial statements.

The registrant is not providing an unaudited pro forma condensed balance sheet as of March 31, 2006 because this 8-K/A filing is being filed concurrently with the registrant’s 10-QSB filing for the quarter ended June 30, 2006. The Acquisition has been accounted for as of June 30, 2006 and the effects are included in the actual financial position of the registrant as of that date.

The unaudited pro forma condensed consolidated financial statements do not reflect any operating efficiencies and cost savings that we may achieve with respect to the consolidated companies. The pro forma information should be read in conjunction with the accompanying notes thereto, and in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in its annual reports on Form 10-KSB and quarterly reports on Form 10-QSB.

Note 2. Acquisition of the 50% Interest in Resisyts, Inc.

The registrant will consolidate the operating results of Resistys, Inc. starting May 26, 2006. However, the acquisition-purchase adjustment is being accounted from the perspective that Avantogen was the acquirer of registrant’s net assets in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations,” and Emerging Issues Task Force Issue 98-03, “Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets of a Business.”

Purchase Price

The total estimated purchase price of the Acquisition was $541,000, comprised of (i) $1,100,000 amount paid by Avantogen Limited to the registrant less the 54.24% of that amount, or $(594,000), which represents Avantogen Limited’s ownership percentage in the registrant after the Acquisition, and (ii) 54.24% of the liabilities of the registrant assumed, or $35,000, by Avantogen Limited through its ownership interest in the registrant.

Preliminary Purchase Price Allocation

The total purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed based on management’s preliminary estimates of fair value. Management is still in the process of evaluating the assets acquired and liabilities assumed. The allocations made are subject to change pending a final analysis of the fair value of the assets acquired and liabilities assumed, which could result in material changes from the information presented. This assessment is expected to be completed by September 30, 2006 and may result in fair values that are different than the preliminary estimates of these amounts. Adjustments to these estimates will be included in the allocation of the purchase price, if the adjustment is determined within the purchase price allocation period of up to twelve months.

The total estimated purchase price of $541,000 has been allocated as follows:

Purchased In-Process Research & Development	$516,000
Other Assets	25,000

Total Purchase Price	$541,000

Note 3. Pro Forma Adjustments

The following pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable:

(A)	Elimination of loss in Resistys, Inc. ($512,000) recorded by registrant in its historical operations and recognition of purchased in-process research & development of $516,141 acquired in the Acquisition.

(B)	Amortization of workforce in place, which is being amortized over two years.

(C)	Elimination of interest expense previously recognized by registrant in its historical financial statements as the Bioaccelerate loans and warrant were forgiven.

(D)	Shares issued to Avantogen Limited (32,000,000 shares) and Bioaccelerate (8,821,758 shares) in the Acquisition.

Note 4. Unaudited Pro Forma Loss Per Share Data

Basic and diluted pro forma losses per share were calculated using the weighted average shares outstanding of the registrant for the year ended December 31, 2005 assuming the 40,821,758 shares issued in connection with the Acquisition were issued at the beginning of each period.